QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.184

SETTLEMENT AGREEMENT AND AMENDMENT TO RSV LICENSE AGREEMENT

        This Settlement Agreement and Amendment to RSV License Agreement (the "Settlement Agreement") is entered into this 16th day of December 2002 (the "Effective Date") by and between MedImmune, Inc. ("MedImmune" or "Licensee"), and the Massachusetts Biologic Laboratories of the University of Massachusetts ("MBL" or "Licensor") (collectively the "Parties");

        WHEREAS, reference is made to the RSV License Agreement dated August 1, 1989 by and between the Massachusetts Health Research Institute, Inc. ("MHRI"), Pediatric Pharmaceuticals, Inc. ("PPI") and Molecular Vaccines, Inc. ("MVI"), as amended on September 30, 1998 (the "RSV License Agreement"). As successor-in-interest to MHRI with respect to the RSV License Agreement, MBL is presently the sole Licensor thereunder. As successor-in-interest to PPI and MVI with respect to the License Agreement, MedImmune is presently the sole Licensee thereunder;

        WHEREAS, MedImmune has developed and may hereafter develop monoclonal antibody(ies) that are Royalty Bearing Product (as defined in the RSV License Agreement); and

        WHEREAS, a dispute has arisen between MBL and MedImmune over MedImmune's compliance with its obligations under Section 2.5 of the RSV License Agreement to transfer information and to provide technical assistance with regard to MedImmune's monoclonal antibody(ies) that are Royalty Bearing Product ("Dispute 1"); and

        WHEREAS, a further dispute has arisen between MBL and MedImmune over whether a Distribution Agreement ("Distribution Agreement"), dated December 1, 1997, between MedImmune and Abbott International, Ltd. ("Abbott"), which designates Abbott as the exclusive distributor of Synagis® overseas, constitutes a sub-license under the RSV License Agreement ("Dispute 2"); and

        WHEREAS, in connection with Dispute 1 and Dispute 2, MedImmune claimed that MBL acted in bad faith under the RSV License Agreement ("Dispute 3"); and

        WHEREAS, MBL and MedImmune have agreed to delete Section 2.5 of the RSV License Agreement covering the grant by MedImmune to MBL of a royalty free right and license to make, have made, use and sell or have sold on its behalf any monoclonal antibody(ies) developed by MedImmune useful in the Field (as defined in the RSV License Agreement) for use within the Commonwealth of Massachusetts and the State of Maine in consideration of an increased royalty for sales of such monoclonal antibodies in the Commonwealth of Massachusetts and the State of Maine, as set forth below; and

        WHEREAS, MBL and MedImmune have mediated the above referenced disputes (the "Mediation"), have previously reached an agreement in principle resolving said disputes, and now wish formally to memorialize the resolution of their differences and move forward with their cooperative efforts;

        NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Settlement Agreement and the representations, conditions and promises hereinafter contained, the Parties hereby agree as follows:

1.    Amendments to the RSV License Agreement

  a.
  The RSV License Agreement is hereby amended as follows:

  (i)
  Section 1.7 of the RSV License Agreement is hereby amended to read as follows:

  1.7
  "Licensed Territory" shall mean all countries of the World except, within the United States, the Commonwealth of Massachusetts and the State of Maine, provided, however, with respect to Licensee's monoclonal antibody(ies) that are Royalty

        Bearing Product, including, but not limited to, Synagis®, "Licensed Territory" shall also include both the Commonwealth of Massachusetts and the State of Maine.

    (ii)
    A new Section 1.14 is added to the RSV License Agreement as follows:

    1.14
    "Massachusetts and Maine Net Sales" shall mean with respect to any period prior to July 1, 2010, an amount equal to (CONFIDENTIAL TREATMENT REQUESTED) ("Applicable Percentage") of Net Sales during such period of Licensee's monoclonal antibody(ies) that are Royalty Bearing Product, including, but not limited to, Synagis® in the United States. On July 1, 2010, Licensor and Licensee will reset the Applicable Percentage by taking the actual Net Sales by month of Licensee's monoclonal antibody(ies) that are Royalty Bearing Product including, but not limited to, Synagis® sold for use within the Commonwealth of Massachusetts and the State of Maine during the twelve (12) month period immediately proceeding such date (MedImmune to schedule its actual sales of Synagis® in good faith), and dividing by the actual Net Sales of Licensee's monoclonal antibody(ies) that are Royalty Bearing Product including, but not limited to, Synagis® within the United States during the same twelve (12) month period. Such reset procedure will be repeated at the conclusion of each six-year period thereafter.

    (iii)
    Section 2.5 of the RSV License Agreement is hereby deleted.

    (iv)
    Section 2.7 of the RSV License Agreement is hereby amended to read as follows:

        Licensee agrees to take all reasonable steps to ensure that any products including but not limited to Licensed Product sold by Licensee for use in the Field as permitted by this Agreement will not be sold for and used in the Commonwealth of Massachusetts and Maine. As a result, Licensee agrees to cease sales to any person or entity who uses such products or resells such products within the State of Maine and Massachusetts. This section, however, does not restrict or apply in any way to the marketing and sale of Licensee's monoclonal antibody(ies) that are Royalty Bearing Product, including, but not limited to, Synagis®.

    (v)
    Section 3.1(a) is hereby amended and replaced in its entirety to read as follows:

    3.1
    (a)(i) Subject to the provisions of Section 3.2, Licensee agrees to pay Licensor a royalty of (CONFIDENTIAL TREATMENT REQUESTED of Net Sales of any Royalty Bearing Product which is sold by Licensee or its Affiliates, including uses outside of the Field.

    3.1
    (a)(ii) Beginning July 1, 2004, and with respect to Licensee's monoclonal antibody(ies) that are Royalty Bearing Product, including, but not limited to Synagis®, in addition to royalties under Section 3.1(a)(i), Licensee agrees to pay Licensor a royalty of (CONFIDENTIAL TREATMENT REQUESTED) of Massachusetts and Maine Net Sales, as defined by paragraph 1.14.

    (vi)
    A new Section 3.5 is added to the RSV License Agreement as follows:

    3.5
    Licensee, in the manner in which it does so presently, shall track actual sales of its monoclonal antibody(ies) that are Royalty Bearing Product (including but not limited to, Synagis®), within the Commonwealth of Massachusetts and the State of Maine and within the United States. No later than thirty days before resetting the Applicable Percentage as contemplated by Section 1.14, Licensee shall compile the data concerning actual sales of its monoclonal antibody(ies) that are Royalty Bearing Product (including, but not limited to, Synagis®, (i) within the Commonwealth of Massachusetts and the State of Maine and (ii) within the United States, for the preceding twelve (12) month period for the purpose of calculating the reset figure. Upon resetting the Applicable Percentage, Licensee, upon request, shall provide reasonably necessary data to Licensor so that Licensor may verify Licensee's calculations and reset figure. The provisions of section 3.4 shall apply in their entirety to the obligations set forth in this paragraph.

    (vii)
    Section 6.4 is hereby amended to read as follows:

    6.4
    Licensor and Licensee agree to provide each other on a quarterly basis with all relevant information concerning Licensed Product, Licensed Process and Royalty Bearing Product including but not limited to adverse drug reaction reports, except such obligation does not apply to information concerning Licensee's monoclonal antibody(ies) that are Royalty Bearing Product, including, but not limited to, Synagis®.

  b.
  In all other respects, Licensor and Licensee hereby ratify and affirm the RSV License Agreement.

2.    Payments

  a.
  By no later than December 31, 2002, MedImmune will pay MBL a non-refundable fee of the sum of five million dollars (US$5,000,000) in settlement of Dispute 1 and Dispute 2.

  b.
  MBL acknowledges that, under Section 4(a) of this Settlement Agreement, it has released any and all claims that the Distribution Agreement, as it exists on the date of this Settlement Agreement, constitutes a sub-license under the RSV License Agreement. Based upon its review of the Distribution Agreement, MBL agrees that with respect to revenues received by MedImmune under the Distribution Agreement, as it exists on the date of this Settlement Agreement, MedImmune's royalty obligation to the Licensor shall be governed only by Section 3.1(a)(i) of the RSV License Agreement. Exempted from this provision are the $60 million in milestone payments, portions of which MedImmune has received and portions of which MedImmune has yet to receive, from Abbott under paragraph 7 of the Distribution Agreement ("Milestone Payments"). In consideration of the settlement set forth in this Settlement Agreement, MBL agrees that MedImmune has no financial obligations to the Licensor whatsoever with respect to any and all Milestone Payments that have been previously paid by Abbott to MedImmune, that are now owed by Abbott to MedImmune, or that might be owed in the future by Abbott to MedImmune, it being understood that MBL's agreement in this regard applies only to the amount of those Milestone Payments ($60 million) as set forth in the Distribution Agreement as of the date of MBL's review of such Distribution Agreement, and that MBL's agreement in this regard applies to no other past or future payments under the Distribution Agreement.

  c.
  MedImmune agrees that the RSV License Agreement remains in full force and effect and that the term "Royalty Bearing Product" (paragraph 1.10 of the RSV License Agreement) covers, subject to paragraph 2(d) herein, future "Royalty Bearing Product" as such term is defined in paragraph 1.10 of the RSV License Agreement.

  d.
  Further to Section 6(a) and 6(b), and except for the Release (paragraph 4(a)) and the substance of paragraph 2(b), neither MedImmune nor MBL releases or waives any claims or defenses, or concedes any point whatsoever with respect to the scope and meaning of the term "sublicense" in the RSV License Agreement, including, but not limited to, whether the term "sublicense" as it is used in the RSV License Agreement applies to any monoclonal antibody(ies) useful in the Field (as defined in the RSV License Agreement) developed by MedImmune. By way of clarifying example and not by way of limitation, MedImmune agrees that MBL does not release or waive, and expressly reserves, the right to claim that an agreement which duplicates the Distribution Agreement in all material respects constitutes a "sublicense" for purposes of the RSV License Agreement. By way of a further clarifying example, MBL agrees that MedImmune's acknowledgement in paragraph 2(c) herein that the term "Royalty Bearing Product" (paragraph 1.10 of the RSV License Agreement) covers future "Royalty Bearing Product" in no way is to be read or interpreted as an acknowledgement or admission by MedImmune that the term "sublicense," as such term is used in the RSV License Agreement, applies to any present or future monoclonal antibody(ies) developed by MedImmune that might constitute "Royalty Bearing Product" under the RSV License Agreement or a waiver or release of MedImmune's position thereon.

3.    Return Of MedImmune's Proprietary Information

  a.
  Within thirty (30) days of the execution of this Settlement Agreement, MBL will return to MedImmune any and all proprietary materials and documentary information previously provided to MBL by MedImmune pursuant to Section 2.5 of the RSV License Agreement that remain in the possession, custody or control of MBL or MBL shall destroy such materials, and certify to MedImmune in writing that such materials have been destroyed. If such materials and documentary information do not remain in the possession, custody or control of MBL, MBL agrees immediately to take all necessary steps to retrieve such materials and information and return such to MedImmune (or destroy such materials). It is agreed and understood that the obligations of this Section 3(a) do not apply to routine e-mail communications and other routine communications among the parties, provided MBL complies with its Section 3(b) obligations with respect to such communications.

  b.
  MBL agrees and covenants not to use any and all proprietary materials and information, whether orally transmitted or transmitted in documentary form, previously provided by MedImmune to MBL pursuant to Section 2.5 of the RSV License Agreement for any purpose whatsoever and further agrees to keep confidential such materials and information under the provisions of Section 5.3 of the RSV License Agreement. It is agreed and understood that this Section 3(b) shall not apply to standard assays and other standard techniques concerning monoclonal antibodies.

4.    Release

  a.
  MBL will immediately execute a Release, a copy of which is attached as Exhibit A, which releases MedImmune from any and all claims which MBL and/or MHRI has raised or may raise in connection with Dispute 1 and/or Dispute 2.

  b.
  MedImmune will immediately execute a Release, a copy of which is attached as Exhibit B, which releases MBL from any and all claims which MedImmune has raised or may raise in connection with Dispute 3.

5.    Warranties and Representations

  a.
  MBL represents and warrants that (i) it is the successor-in-interest to MHRI under the RSV License Agreement; (ii) MBL has full and complete authority to enter into this Settlement Agreement and attached Release on behalf of MBL and on behalf of MHRI to the extent that MHRI continues to possess any rights or interests in the RSV License Agreement; and (iii) MBL is in fact executing this Settlement Agreement and the attached Release on behalf of MBL and MHRI to the extent that MHRI continues to possess any rights or interests in the RSV License Agreement. MBL acknowledges that MedImmune is expressly relying upon the foregoing warranties and representations in executing this Settlement Agreement.

6.    General Provisions

  a.
  This Settlement Agreement does not constitute an admission by either of the Parties as to the merit or lack of merit of the claims asserted or of the claims or defenses that would be asserted in any possible resolution of this dispute in a court of law.

  b.
  This Settlement Agreement may not be used by or against the Parties in any proceedings for any purpose, except in any proceeding in which the validity or effect of this agreement is at issue.

  c.
  This Settlement Agreement sets forth the entire agreement and understanding of the Parties with respect to this dispute.

  d.
  This Settlement Agreement may be amended or modified only by a written instrument executed by the Parties hereto or by their successors and assigns.

  e.
  If a dispute arises out of or relates to this Settlement Agreement, and if said dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation before resorting to arbitration, litigation or some other dispute resolution procedure.

  f.
  This Settlement Agreement and its terms are confidential. Neither of the Parties will make any public statements with respect to this dispute or this Settlement Agreement unless required by law or government regulation. Notwithstanding the above, MBL shall be entitled to state that, by agreement, it is not manufacturing Synagis® for the State of Maine and the Commonwealth of Massachusetts, and shall be entitled to issue a mutually agreeable press release to that effect.

  g.
  This Settlement Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without reference to its choice of law principles.

  h.
  This Settlement Agreement may be executed in counterparts and, as executed, shall constitute one agreement.

MedImmune, Inc.		MBL

By:	/s/ DAVID M. MOTT Title: Chief Executive Officer Date: December 16, 2002	By:	/s/ RICHARD J. STANTON Title: Deputy Chancellor, Finance and Administration Date: December 16, 2002

QuickLinks

  Exhibit 10.184
SETTLEMENT AGREEMENT AND AMENDMENT TO RSV LICENSE AGREEMENT